UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2023, Cyngn Inc. (the “Company”) entered into a Placement Agent Agreement (the “PA Agreement”) with Aegis Capital Corp. (“Aegis”), pursuant to which Aegis acted as the Company’s placement agent, on a reasonable best efforts basis, in connection with the sale by the Company of an aggregate of 11,466,733 shares of common stock (the “Shares”) and pre-funded warrants to purchase up to 21,866,600 shares of common stock (the “Pre-funded Warrants”), in a public offering at a purchase price of $0.15 per Share or $0.14999 per Pre-Funded Warrant. The Pre-funded Warrants will be immediately exercisable and expiring upon the exercise of the Pre-funded Warrants in full, at an exercise price of $0.00001 per share, subject to certain adjustments set forth therein.

Pursuant to the PA Agreement, the Company agreed to pay Aegis a cash fee of 7.0% of the gross proceeds the Company receives in connection with the offering. The Company also agreed to pay Aegis $50,000 for non-accountable expenses.

The Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities, and the Company’s directors and officers have agreed to certain restrictions on the sale of the Company’s securities, in each case, for a period of 75 days following the date of the closing date, subject to certain exceptions.

The gross proceeds from the offering are expected to be $5 million, before deducting fees and expenses payable to Aegis and other estimated offering expenses. The public offering is expected to close on or about December 12, 2023, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Shares and Pre-funded Warrants (and underlying shares) were offered, and issued, pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-275530) filed with the Securities and Exchange Commission on November 14, 2023, and declared effective December 7, 2023.

The foregoing description of the PA Agreement and Pre-funded Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, forms of which are filed as exhibits to this report.

Item 8.01 Other Events

On December 8, 2023, the Company issued a press release regarding the public offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Placement Agent Agreement between Cyngn Inc. and Aegis Capital Corp.

10.2	Form of Pre-Funded Warrant

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer

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